Exhibit 10.10
Master Lease Agreement
     THIS MASTER LEASE AGREEMENT (“Agreement”)is effective as of the date executed by Lessor (“Effective Date”) and is entered into by and between AVID FINANCIAL SERVICES having an office at 10 Riverview Drive, Danbury, Connecticut 06810 (together with any successor or assignee, “Lessor”), and NGTV, a Corporation with its principal place of business at 9944 Santa Monica Blvd., Beverly Hills, California 90212 (together with any successor or permitted assignee, “Lessee”).
LEASE TERMS AND CONDITIONS:
     1. LEASING. (a) Subject to the terms of this Agreement, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the new or equivalent of new equipment (the “Equipment”) described in any schedule (each, a “Schedule”) signed by Lessee and executed by Lessor. Each Schedule will incorporate all the terms of this Agreement and will constitute a separate agreement (each, a “Lease”) for lease of the Equipment and license for any operating or application software (the “Software”). With respect to each Lease, capitalized terms not defined in this Agreement will have the meanings stated in the applicable Schedule. Unless it purchases the Equipment under Section 14(b) (“Options”), Lessee does not have any right or interest in the Equipment except as a lessee. This Agreement is effective from the Effective Date, and will continue until all Leases have terminated or expired.
     (b) If Software is included in the Description of Equipment, Lessee has entered into a separate license for the Software with the licensor thereof. Lessee’s rights to the Software are governed by its license agreement with the Software licensor. Lessee will have a continuing right to use the Software with the Equipment in accordance with the terms of such license upon payment of all amounts due under the Lease.
     (c) If this is a Lease with a $1.00 or other fixed price Purchase Option, Lessee agrees that the cash price and the cost of financing the Equipment have been disclosed to its satisfaction and Lessee has freely chosen not to purchase for cash but to lease the Equipment and to finance any Software over time pursuant hereto.
     2. NET LEASE. EACH LEASE IS A NET LEASE. LESSEE IS UNCONDITIONALLY OBLIGATED TO PAY RENT AND OTHER AMOUNTS DUE UNDER SUCH LEASE REGARDLESS OF ANY DEFECT OR DAMAGE TO EQUIPMENT OR SOFTWARE, OR LOSS OF POSSESSION, USE OR DESTRUCTION FROM ANY CAUSE WHATSOEVER. LESSEE’S OBLIGATIONS CONTINUE UNTIL SPECIFICALLY TERMINATED AS PROVIDED IN SUCH LEASE. LESSEE IS NOT ENTITLED TO ANY ABATEMENT, REDUCTION, RECOUPMENT, DEFENSE, OR SET-OFF AGAINST RENT OR OTHER AMOUNTS DUE TO LESSOR OR ITS ASSIGNEE, WHETHER ARISING OUT OF SUCH LEASE OR OUT OF LESSOR’S STRICT LIABILITY OR NEGLIGENCE, FROM ANY THIRD PARTY, OR OTHERWISE. EACH LEASE IS A “FINANCE LEASE” AS DEFINED IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE.
     3. PURCHASE OF EQUIPMENT. (a) Lessor is not obligated to purchase or lease Equipment, including the Software, unless before the Expiration Date on a Schedule: (i) Lessor receives from Lessee a fully signed and completed Agreement, Schedule and such other documents as Lessor may require; (ii) Lessor has confirmed to its satisfaction, either in writing or pursuant to a telephone audit, that the Equipment and any Software have been delivered and irrevocably accepted by Lessee; (iii) Lessor has received from Supplier clear and unencumbered title to the Equipment; and (iv) there is no Default (Section 13). If Lessor has accepted assignment of or issued any purchase order, agreement or ancillary documents (the “Purchase Agreement”) for Equipment and/or Software but the Lease does not commence, Lessor may reassign all rights under the Purchase Agreement to Lessee without recourse or warranty and Lessee will reimburse Lessor for all expenses incurred, plus interest at the Overdue Rate (Section 17). So long as no Default has occurred, Lessor appoints Lessee its agent to inspect and accept the Equipment from Supplier simultaneously with acceptance of the Equipment for lease. For each Lease, Lessee irrevocably authorizes Lessor to adjust the Equipment Total Cost to account for change orders or returns, invoicing errors and similar matters, any adjustments required by commencement of any Lease after the Expiration Date or to make any Leases coterminous and agrees to any resulting adjustments in the TRANSACTION TERMS stated in the applicable Schedule. Lessor will send Lessee a written notice stating the final Equipment Total Cost and TRANSACTION TERMS, if different from those stated in the applicable Schedule.
     (b) Lessee assigns to Lessor and Lessor accepts assignment of all rights in any Purchase Agreement described in a Schedule and which has been previously approved by Lessor. The rights assigned include: (i) the right to be the purchaser and owner of the Equipment, and (ii) the right to take any action with respect to and to enforce the Purchase Agreement and all warranty or other claims with respect to the Equipment. Lessee represents that: (1) the Purchase Agreement is enforceable by Lessor, is in effect, and has not been terminated, changed, or broken by Lessee or Supplier, (2) no other person or entity has the right to purchase the Equipment, (3) Lessor is not required to enforce payment of money due to Lessee under the Purchase Agreement, (4) Lessor is not taking over Lessee’s obligations under the Purchase Agreement (except the obligation to pay for the Equipment once it is accepted by Lessee under the Lease), and Lessee remains liable to the Supplier thereunder and (5) Lessee retains the right and obligation to reject any non-conforming goods. Lessee also agrees that if a Default is declared or if Lessee fails to accept the Equipment or Software for any reason Lessor automatically withdraws its acceptance of this assignment, and Lessee will remain liable to Supplier to honor the purchaser’s obligations under the Purchase Agreement. If Lessor has issued its own purchase order to the Supplier named in any Schedule, it is at the express request and direction of Lessee, who has received a copy of or approved such purchase order. Lessee acknowledges that it may have rights under such purchase order, and that it may contact Supplier for a description of such rights or any warranties.
     4. TERM AND RENT. The Initial Term begins on the acceptance by the Lessee of the Equipment and Software (a “Lease Commencement Date” ),and continues for the Initial Term stated in the applicable Schedule. Rent accrues from the Lease Commencement Date. Rent is payable either in advance or arrears as indicated in the applicable Schedule. If any Rent (as hereinafter defined) is not paid when due, Lessee agrees to pay a late charge of ten cents ($0.10) per dollar on, and in addition to, such Rent, but not exceeding the lawful maximum, if any, to compensate Lessor for additional collection costs not contemplated by the Lease. Advance Rent, if any, is payable upon execution by Lessee of a Schedule and is applied to the first Rent due and then to the final Rents or, at Lessor’s option, to the payment of any overdue obligation of Lessee. Lessor is not required to: (i) refund any Advance Rent or Rent unless the Lease does not commence; (ii) pay any interest on Advance Rent; or (iii) keep Advance Rent in a separate account. Lessee agrees that Lessor may, at the request and on behalf of Supplier or other third party, bill and collect any amounts due for maintenance services provided by Supplier or such other third party.
     5. TAXES. Lessee agrees to pay promptly as additional Rent all license and registration fees and all taxes (excluding taxes on Lessor’s net income) together with penalties and interest (collectively, “Taxes”) assessed against Lessor, Lessee, any Lease, the Equipment, the purchase (including purchase by Lessee), sale, ownership, delivery, leasing, possession, use, operation or return of the Equipment or Software or its proceeds, Lessor shall not be required to contest any Taxes. Where permitted by applicable law, Lessee will report and pay all Taxes; provided that if they are reported by Lessor, Lessee will reimburse Lessor on demand for any Taxes paid by Lessor, or at Lessor’s option, Lessee shall pay a portion of estimated Taxes along with each payment of Rent.
     6. USE MAINTENANCE AND REPAIR. (a) Lessee agrees at its own expense to: (i) maintain the Equipment and Software in good operating condition suitable for certification by the manufacturer and in compliance with all applicable laws and manufacturer requirements or recommendations; (ii) keep in place for the term of each Lease a maintenance program covering the Equipment and Software which complies with manufacturer’s requirements; (iii) use the Equipment and Software solely for business purposes, in the manner for which it was intended; (iv) ensure that ail Equipment and equipment operations conform to all applicable local, state and federal laws, health and safety guidelines; (v) pay all expenses, fines, and penalties related to the use, operation, condition or maintenance of the Equipment and Software; and (vi) comply with all license and copyright requirements of any Software, whether or not included in a Lease. Lessee agrees to permit periodic inspection of Equipment by Lessor upon reasonable written notice by Lessor to Lessee.
     (b) Lessee agrees not to attach to the Equipment any accessory, equipment or device not leased from Lessor unless it is easily removable without damaging the Equipment. Lessee agrees to pay all costs for parts, alterations, and additions to the Equipment (including those required by law), all of which will become the property of Lessor. Lessee agrees that it shall not under any circumstances install any Equipment or Software inside any other personal property. Lessor and Lessee intend the Equipment to remain personal property of Lessor.
     (c) Provided that there is no Default, Lessee is authorized on behalf of Lessor to enforce in its own name (and at its own expense) any warranty, indemnity or right to damages related to the Equipment or Software which Lessor may have against the manufacturer.

Lessee’s Initials: /s/ J. V.

     7. DISCLAIMER OF WARRANTIES. Lessor warrants that, so long as no Default has occurred and is continuing, Lessor or its assignee will not interfere with Lessee’s use and possession of the Equipment and Software. LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, DIRECT OR INDIRECT, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, CAPACITY, MATERIAL, WORKMANSHIP, OPERATION, CONDITION, CONFORMITY WITH ANY SPECIFICATIONS MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, HIDDEN OR LATENT DEFECT, OR AS TO ANY PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT WITH RESPECT TO THE EQUIPMENT OR SOFTWARE. LESSEE ACKNOWLEDGES THAT (1) LESSEE SELECTED THE EQUIPMENT AND SOFTWARE WITHOUT RELIANCE ON LESSOR, (2) THE EQUIPMENT AND SOFTWARE ARE LEASED FROM LESSOR “AS-IS, WHERE-IS”, (3) NEITHER LESSOR NOR LESSOR’S ASSIGNEE IS THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT OR SOFTWARE OR THE REPRESENTATIVE OF EITHER, (4)  NEITHER LESSOR NOR LESSOR’S ASSIGNEE IS REQUIRED TO ENFORCE ANY MANUFACTURER’S WARRANTIES ON BEHALF OF ITSELF OR OF LESSEE, (5) NEITHER LESSOR NOR LESSOR’S ASSIGNEE IS OBLIGATED TO INSPECT THE EQUIPMENT OR SOFTWARE, AND (6) NO TERM OR CONDITION OF ANY LEASE MAY BE ALTERED OR WAIVED BY ANY SALESMAN OR AGENT OF ANY SUPPLIER, NEITHER LESSOR NOR LESSOR’S ASSIGNEE SHALL BE LIABLE FOR ANY LIABILITY, LOSS OR DAMAGE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT OR SOFTWARE OR BY ITS INADEQUACY OR BY ANY EQUIPMENT OR SOFTWARE DEFECT, OR ANY FAILURE TO PROVIDE MAINTENANCE SERVICES, WHETHER OR NOT LESSOR OR ITS ASSIGNEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY, LOSS OR DAMAGE. NEITHER LESSOR NOR LESSOR’S ASSIGNEE SHALL HAVE ANY LIABILITY TO LESSEE OR ANY OTHER PERSON WITH RESPECT TO ANY OF THE FOLLOWING, REGARDLESS OF ANY NEGLIGENCE OF LESSOR: (1) THE USE, CONDITION, OPERATION OR PERFORMANCE OF THE EQUIPMENT OR SOFTWARE; (2) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR LOSS OF GOODWILL OR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR ANY OTHER COMMERCIAL OR ECONOMIC LOSSES OF ANY KIND WHICH ARE ATTRIBUTABLE TO THE EQUIPMENT OR SOFTWARE; OR (3) THE DELIVERY, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE EQUIPMENT OR SOFTWARE.
     8. LOSS OR DAMAGE; CASUALTY VALUE. Lessee assumes the risk of any disappearance of or damage to any part of the Equipment or Software from any cause whatsoever. A casualty to any part of the Equipment or Software may, at Lessor’s discretion, be considered a casualty as to all the Equipment and Software. Within ten (10) days of learning of any condemnation or other circumstance where the Equipment or Software is, in Lessee’s reasonable opinion, irreparably damaged or permanently unfit for use (“Casualty”), Lessee will provide Lessor full details of the Casualty and will, at Lessor’s option, promptly do one of the following:
(A) Repair the Equipment or Software so that it is in good condition and working order.
(B) Replace the Equipment or Software with like equipment or software of the same or later model, in good condition and working order. Lessee must provide Lessor with title to the replacement equipment free and clear of all liens and encumbrances.
(C) Prepay Lessee’s obligations under the applicable Lease with respect to the lost, stolen or damaged Equipment or Software. The amount required to be prepaid under option (C) shall be the sum of
(i) all Rents due under such Lease but unpaid at the time of prepayment, plus
(ii) all other amounts due under the terms of such Lease but unpaid at the time of prepayment, plus
(iii) that portion of all future Rents to become due under the Lease relating to the lease of such Equipment, discounted to their present value at the agreed lease charge rate applicable to the Lease or the lowest rate permitted by law, plus
(iv) if applicable, the Fair Market Value of such Equipment (determined in the manner described in Section 14(b)) calculated as of the date of Such prepayment of Lessee’s obligations, discounted to present value at the agreed lease charge rate applicable to the Lease or the lowest rate permitted by law, plus
(v) if applicable, the stated amount or percentage of the Fixed Purchase Option to be paid at the end of the Initial Term (plus any applicable tax), discounted to present value at the agreed lease charge rate applicable to the Lease or the lowest rate permitted by law, plus
(vi) interest on the sum of the amounts calculated pursuant to subsections (i) through (v) above accruing to the date of payment at the Overdue Rate (Section 17(f)).
     The sum of the amounts calculated pursuant to subsections (i) through (vi) above is collectively referred to as, the “Casualty value”.
     Lessor will forward to Lessee any insurance proceeds which Lessor may receive for lost, damaged or destroyed Equipment or Software provided (a) Lessee has satisfied all of its obligations to Lessor under this Section, and (b) Lessee is not otherwise in default under the terms of this Agreement or any Lease.
     9. INSURANCE. Lessee agrees, at its own expense, to maintain primary insurance coverage consisting of (i) actual cash value all risk insurance on the replacement value of Equipment and Software, naming Lessor as loss payee and (ii) single limit public liability and property damage insurance of not less than $500,000 per occurrence (or such other amounts as Lessor may require by notice to Lessee) naming Lessee as insured and Lessor as additional insured. All insurance policies shall be in such form, amount and deductibles as are satisfactory to Lessor. All insurance policies must provide for not less than thirty (30) days written notice to Lessor of material changes in or cancellation of the policy. Premiums for all such insurance will be prepaid. Lessee will deliver evidence of such insurance to Lessor or its designee upon request and will promptly provide to Lessor all information pertinent to any occurrence which may become the basis of a claim. Lessee will not make claim adjustments with insurers except with Lessor’s prior written consent. If Lessee fails to provide the required insurance. Lessor may but is not obligated to insure its interest in the Equipment and Software and Lessee agrees to pay the direct or financed cost thereof (at a rate not to exceed the highest annual rate permitted by applicable law) and a charge for costs incurred in connection therewith promptly upon receipt of invoices.
     10. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to Lessor that as of the date of each Lease and of each Lease Commencement Date:
     (a) Lessee has adequate power and capacity to enter into this Agreement, each Lease, any documents relative to the purchase of the Equipment leased under such Lease and to the license of all Software and any other documents required to be delivered in connection with the Lease (collectively, the “Documents”); the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there arc no proceedings presently pending or threatened against Lessee which will impair its ability to perform under the Documents; and all information supplied to Lessor is accurate and complete.
     (b) Lessee’s entering into the Lease and leasing the Equipment and licensing any Software does not and will not: (i) violate any judgment, order, or law applicable to the Lease, Lessee or Lessee’s certificate of incorporation or by-laws (if Lessee is a corporation) or Lessee’s partnership agreement (if Lessee is a partnership); or (ii) result in the creation of any lien, security interest or other encumbrance upon the Equipment or Software.
     (c) All financial data of Lessee or of any consolidated group of companies of which Lessee is a member (“Lessee Group”), delivered to Lessor have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position and results from operations of Lessee, or of the Lessee Group, as of the stated date(s) and period(s). Since the date of the most recently delivered financial data, there has been no material adverse change in the financial or operating condition of Lessee or of the Lessee Group.
     (d) If Lessee is a corporation or partnership, it is and will be validty existing and in good standing under laws of the state of its incorporation or organization; the persons signing the Lease are acting with the full authority of its board of directors or partners (if Lessee is a partnership) and hold the offices indicated below their signatures, which are genuine.
     11. LESSEE’S AGREEMENTS. (a) LESSEE AGREES THAT IT WILL KEEP THE EQUIPMENT AND SOFTWARE FREE AND CLEAR FROM ALL CLAIMS, LIENS AND ENCUMBRANCES AND WILL NOT ASSIGN, SUBLET, OR GRANT A SECURITY INTEREST IN THE EQUIPMENT OR SOFTWARE OR IN ANY LEASE WITHOUT LESSOR’S PRIOR WRITTEN CONSENT. If and to the extent that any Lease is deemed a security agreement under the Uniform Commercial Code, and otherwise for precautionary purposes only, Lessee grants Lessor a first priority security interest in its interest in all Equipment and Software governed by any Lease. Such security interest secures Lessee’s obligations with respect to each Lease. Lessee will notify Lessor in writing with all details, within ten (10) days after it learns of the attachment of any lien on any Equipment or Software.
     (b) Lessee will not relocate any unit of Equipment or Software from the Equipment Location stated on a Schedule without the prior written approval of Lessor (which shall not be unreasonably withheld). Lessee agrees to notify Lessor immediately in writing of any change in the Equipment’s or Software’s location, in Lessee’s corporate or business name or in the location of its executive offices.
     (c) This subparagraph (c) only applies to a Lease with a Fair Market Value Purchase Option. Lessee will not take or fail to take any action which Lessor determines will result in the disqualification of any Equipment leased for, or the recapture of all or any portion of the accelerated cost recovery deductions permitted to Lessor by the Internal Revenue Code of 1986, as amended. Lessee will indemnify Lessor for any loss in Lessor’s after tax economic yields and cash flows caused by Lessee’s acts or failures to act. Lessee agrees that the Rent and Advance Rent have been calculated on Lessor’s current effective corporate income tax rate. If Lessor is not taxed at such tax rate during the Initial Term because of Congressional enactment of any law, Lessor has the right to increase the Rent and Advance Rent and adjust the Casualty Value (Section 8(C)) in such a manner as will both (i) take into account that such assumption is no longer correct and (ii) preserve Lessor’s after tax economic yields and cash flows A change in the Rent, Advance Rent, or Casualty Value is effective on the effective date of such law.
(d) Lessor may inspect the Equipment and Software during normal business hours. At Lessor’s request, Lessee will attach identifying labels supplied by Lessor showing Lessor’s ownership in a prominent position on each unit of Equipment. Lessor shall have the right to remove any Equipment or Software without notice and to declare the Lease in default if Equipment or Software is determined to be improperly used, maintained, operated or stored.
(c) Within one hundred twenty (120) days of the close of each fiscal year of Lessee, Lessee will deliver to Lessor Lessee’s balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request, Lessee will deliver to Lessor duplicate copies of Lessee’s most recent quarterly financial report.

     12. INDEMNIFICATION. Lessee agrees to indemnify, defend and keep harmless Lessor, its agents, successors and assigns, from and against any and all losses, damages, penalties, claims and actions, including reasonable attorney’s fees and expenses, arising out of or in any way related to the Equipment or the Software including, without limitation, (l) the selection, manufacture, purchase, ownership, possession, lease, acceptance or rejection, delivery, maintenance, operation or use of the Equipment or Software; or (ii) the violation of any software license; or (iii) the condition of Equipment or Software sold or disposed of after or as a result of use by Lessee excluding, however, any of the foregoing to the extent attributable to Lessor’s gross negligence or willful misconduct. Lessee shall give Lessor prompt notice of any such claim or liability received by Lessee. The provisions of this Section shall survive the termination of any Lease or the applicable statute of limitations period.
     13. DEFAULT; REMEDIES. (a) Lessee shall be in default (a “Default”) if, with respect to a Lease: (i) Lessor has not received Advance Rent or any other Rent within ten (10) days after its due date; or (ii) Lessee or any guarantor violates any other term of a Lease or any term of a guaranty and fails to correct such violation within ten (10) days after written notice from Lessor; or (iii) Lessee violates the terms of any license or agreement for Software; or (iv) Lessee or any guarantor becomes insolvent, is liquidated or dissolved, merges, transfers substantially all of its assets or stock, stops doing business or assigns its rights or property for the benefit of creditors; or (v) a petition is filed by or against Lessee or any guarantor under Title 11 of the United States Code or any successor or similar law; or (vi) (for individuals) Lessee or any guarantor dies or a guardian is appointed for Lessee’s or guarantor’s person; or (vii) Lessee (or any affiliate) is in default of or fails to fulfill the terms of any other agreement between Lessee and Lessor or any affiliate of either: or (viii) without Lessor’s prior written consent, Lessee attempts to remove, sell, transfer, encumber, part with possession, or sublet any Equipment or Software.
     (b) At any time after a Default, Lessor may in its sole discretion declare a default under this Agreement, any Lease and any other agreement between Lessee (or any affiliate) and Lessor or its affiliate and may exercise any or all of the following remedies: (i) provide written notice to Lessee of default; (ii) as liquidated damages for loss of a bargain and not as a penalty, declare due and payable (A) the entire balance of future Rent for the full term of the Lease, discounted to present value at the agreed lease charge rate applicable to the Lease or the lowest rate permitted by law, plus (B) if applicable, an amount equal to the Fixed Purchase Option amount set forth in the Lease, discounted to present value at the agreed lease charge rate applicable to the Lease or the lowest rate permitted by law, plus (C) if applicable, Lessor’s reasonable estimate of the fair market value of like equipment, determined as of the date of such Default, discounted to present value at the agreed lease charge rate applicable to the Lease or the lowest rate permitted by law, plus (D) any Rent or other amounts then due and payable under the Lease, plus (E) interest on such sum accruing to the date of payment at the Overdue Rate (Section 17(f)). Lessee waives notice of intention to accelerate and notice of acceleration. Lessor has the right to require Lessee to make the Equipment and Software available to Lessor or its agents during reasonable business hours or to return it to Lessor as required by Section 14(a), or Lessor may repossess the Equipment and Software, with or without legal process, provided that Lessor shall not breach the peace in so doing. Lessor may, but is not required to, sell or lease the Equipment in bulk or in individual pieces. If Lessor intends to sell the Equipment, if may do so in a public or private sale and is not required to give notice of such sale or of any advertising. The Equipment need not be displayed at the sale. Lessee waives its right to object to the notice of the time or place of sale or lease and to the manner and place of any advertising. Lessor may, without paying rent or providing insurance, use the Equipment Location to store the Equipment or conduct any sale. The proceeds of any sale or lease will be applied in the following order of priorities: (1) to pay all of Lessor’s expenses in taking, moving holding, repairing and disposing of the Equipment and Software, if applicable; then, (2) to pay any late charges and accrued interest; then, (3) to pay accrued and unpaid Rent together with the net present value of any future Rent, any unpaid Casualty Value, and all other due and unpaid sums. Any remaining proceeds will be used to reimburse Lessee for payments which it made to reduce the amounts owed to Lessor in the preceding sentence. If the Lease has a Fair Market Value Purchase Option, Lessor may keep any excess. If the proceeds of any sale or lease are not enough to pay the amounts owed to Lessor under this Section, Lessee will promptly pay the deficiency.
     (c) Lessor’s remedies for Default may be exercised instead of or in addition to each other or any other legal or equitable remedies. Lessor has the right to set-off any sums received from any source (including insurance proceeds) against Lessee’s obligations under each Lease. Lessee waives any defense based on statutes of limitations or waiver of rights in actions for damages. Lessor’s waiver of any Default is not a waiver of its rights with respect to a different or later Default.
     14. OPTIONS. (a) At least ninety (90) days prior to the end of the term of a Lease, or in the event of a Default, Lessee agrees, at its own expense and risk, (i) to make the Equipment available for operational inspection by potential purchasers, (ii) to have the manufacturer or an independent expert selected by Lessor inspect, examine and certify that the Equipment is operating within the manufacturer’s specifications; and (iii) to provide that all Equipment is cleaned and cosmetically acceptable (free from all Lessee installed markings), and in such condition so that it may be immediately installed and placed into use in a similar operating environment.
     (b) At the end of the term of a Lease, or in the event of a Default, Lessee agrees, at its own expense and risk, (i) to immediately cease using the Equipment and Software; (ii) to provide to Lessor one set of operating manuals detailing Equipment configuration, operating requirements and other technical data concerning the set-up and operation of the Equipment including replacement and additions thereto, such that all documentation is completely up to date; (iii) to pay for any repairs necessary to place the Equipment or Software in the same condition as when received by Lessee, reasonable wear and tear excepted; (iv) without unreasonable delay, to provide for the disassembly, deinstallation, packing and transporting of the Equipment which shall include: (i) deinstallation by the manufacturer’s representative (including all wire, cable and mounting hardware), (2) dismantling and handling in accordance with the manufacturer’s specifications or normal industry accepted practices for new systems and (3) providing that all keys belonging to the Equipment are wired together and secured to a major component of the system; and (v) to deliver the Equipment and all copies of the Software, freight prepaid, to a carrier selected by Lessor for shipment to a location selected by Lessor.
     (c) At the end of the term of a Lease, Lessor has the right to attempt resale of the Equipment from Lessee’s facility with the Lessee’s full cooperation and assistance. Lessee agrees to provide to Lessor, at no expense to Lessor, one hundred twenty (120) days of free storage. During this period the Equipment must remain operational, provided with adequate electrical power, lighting, heat or air conditioning necessary to maintain and demonstrate the Equipment to any potential buyer.
     (d) So long as no Default has occurred. Lessee has the option (i) to purchase all and not less than all Equipment under a Lease at the end of the Initial Term or any renewal term on an “AS-IS, WHERE-IS” BASIS WITHOUT REPRESENTATION OR WARRANTY, for a cash purchase price as stated on the Schedule equal to (A) if applicable, the Equipment’s Fair Market Value (plus any applicable sales taxes) determined as of the end of such Initial Term or such renewal term, or (B) if applicable, any other stated Fixed Purchase Option amount (plus any applicable sales tax) or (ii) to extend the Initial Term or any renewal term of a Lease for the then Fair Market Rental of the Equipment. Unless the Fixed Purchase Option price is $1.00. Lessee must give irrevocable written notice at least thirty (30) days before the end of the Initial Term to Lessor that it will purchase the Equipment or extend the Initial Term. If a Lease is renewed, Lessee’s obligations (other than the amount of Rent to be paid) will remain unchanged. For the purposes of this Section, “Fair Market Value” or “Fair Market Rental” means the price or rental which Lessee and Lessor agree to which shall not be less than the price or rental which a willing buyer or lessee (who is not a used equipment dealer) would pay for the Equipment in an arm’s-length transaction to a willing seller or lessor who is under no compulsion to sell or lease the Equipment. In determining “Fair Market Value” or “Fair Market Rental”: (i) the Equipment is assumed to have been maintained and returned as required by the Lease; (ii) in the case of any installed Equipment, the Equipment will be valued on an installed basis, and (iii) costs of removal from the Equipment’s current location will not be included.
     (e) At the end of the term of a Lease, or in the event of a Default, until Lessee has complied with Sections 14 (a), and (b), or has purchased the Equipment pursuant to Section 14(d), Lessee shall pay Lessor Rent, as liquidated damages for lost rentals and not as a penalty, such payment to be computed on a daily basis (with one day’s rent being 1/30th of the Rent) until the Equipment is returned or purchased. Lessee’s obligations and all other provisions of the Lease continue until such time.
     15. ASSIGNMENT. LESSOR MAY, WITHOUT NOTICE TO LESSEE, ASSIGN ITS INTEREST IN A LEASE, ITS RIGHTS TO RECEIVE RENT AND OTHER SUMS DUE HEREUNDER AND ITS RIGHTS IN THE EQUIPMENT. IF REQUESTED, LESSEE AGREES TO ACKNOWLEDGE, IN WRITING, ANY ASSIGNMENT. LESSEE AGREES TO SUCH ASSIGNMENT, AND FURTHER AGREES THAT, BY SUCH ASSIGNMENT: (I) THE ASSIGNEE SHALL NOT BE CHARGEABLE WITH OR ASSUME ANY OF THE OBLIGATIONS OR LIABILITIES OF LESSOR, AND (2) THE ASSIGNEE SHALL HAVE ALL THE RIGHTS OF LESSOR UNDER THE LEASE, INCLUDING BUT NOT LIMITED TO THE RIGHT TO GIVE ALL CONSENTS, TO RECEIVE TITLE TO THE EQUIPMENT AND TO EXERCISE ALL REMEDIES THEREUNDER, AND (3) LESSEE SHALL, IN ACCORDANCE WITH THE TERMS OF SUCH LEASE AND ON INSTRUCTION FROM LESSOR, PAY ASSIGNEE ALL RENTS AND OTHER AMOUNTS DUE UNDER SUCH LEASE AS AND WHEN DUE, WITHOUT DEDUCTION OR OFFSET; NOTWITHSTANDING ANY CLAIM LESSEE MAY HAVE AGAINST LESSOR, OR RELATIVE TO THE EQUIPMENT OR SOFTWARE, OR ANY OTHER CLAIMS OF LESSEE ARISING PRIOR TO THE ASSIGNMENT, AND (4) LESSEE WILL NOT ASSERT AGAINST THE ASSIGNEE ANY DEFENSE, CLAIM, COUNTERCLAIM, OR SET-OFF ON ACCOUNT OF BREACH OF WARRANTY, BREACH OF SERVICE AGREEMENT.
     16. LESSEE’S WAIVERS. LESSEE AND LESSOR EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM OR RELATED TO A LEASE. To the extent permitted by applicable law. lessee hereby waives all rights and remedies conferred upon a Lessee by Article 2A (Sections 508-522) of the Uniform Commercial Code, including but not limited to Lessee’s rights to: (i) cancel or repudiate a Lease; (ii) reject, revoke acceptance or accept partial delivery of the Equipment or Software; (iii) recover damages from Lessor for any breach of warranty or for any other reason; and (iv) grant a security interest in any Equipment or Software in Lessee’s possession. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise (a) which may require Lessor to sell, lease or otherwise use any Equipment or Software in mitigation of Lessor’s damages hereunder, or (b) which may otherwise limit or modify any of Lessor’s rights or remedies hereunder, or (c) which may require Lessor to provide Lessee with notice of default or intent to accelerate amounts becoming due.
          ANY ACTION BY LESSEE AGAINST LESSOR FOR ANY DEFAULT UNDER ANY LEASE, INCLUDING BREACH OF WARRANTY OR INDEMNITY, SHALL BE COMMENCED WITHIN ONE (1) YEAR AFTER ANY SUCH CAUSE OF ACTION ACCRUES. Lessor shall not be liable to Lessee or any other party for specific performance of any Lease or for any damages, losses, delays or failure to deliver the Equipment or Software.

     17. MISCELLANEOUS. (a) Lessee agrees that (i) for income tax purposes only, Lessor is treating Lessee as owner of any Equipment unless leased pursuant to a Lease with a Fair Market Value Purchase Option and (ii) Lessee has not received tax advice from Lessor. By signing a Lease with a Fixed Purchase Option, Lessee agrees to pay Rent (consisting of an Equipment payment and, if applicable, a Software payment) which includes a principal amount based on the cost of the Equipment and the Software and a lease charge derived from a lease charge (interest) rate. The lease charge portion of the monthly Equipment payment and Software payment may be determined by applying to the Equipment Total Cost the rate which will amortize such Equipment Total Cost (adjusting for any Advance Rent) down to the amount of the Fixed Purchase Option at a constant rate over the Initial Term by payment of the monthly Rent. The lease charge (interest) rate is the constant rate referred to in the preceding sentence. The lease charge (interest) rate can also be calculated using the Equipment Total Cost as the present value, the Purchase Option as the future value, the Rent as the payment and the stated Term. The lease charge (interest) rate may be higher than the actual annual interest rate because of the amortization of certain payments made to the Supplier, if applicable. LESSOR AND LESSEE EACH AGREE THAT IT INTENDS TO COMPLY WITH ALL, APPLICABLE LAWS, INCLUDING THOSE CONCERNING THE REGULATION OF INTEREST. If this transaction were re-characterized as a financing, no lease charge, late charge, of post maturity interest charge is intended to exceed the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law. If this transaction were re-characterized as a financing and one or more of such charges exceeded such maximum, then such charges will be reduced to the legally permitted maximum charge and any excess charge will be used to reduce the initial value of the Equipment or refunded. In no event shall Lessor charge or receive nor shall Lessee pay any amounts in excess of those permitted by law.
     (b) Time is of the essence of each Lease. Lessor’s failure at any time to require that Lessee strictly perform its obligations under any Lease will not prevent Lessor from later requiring such performance. Lessee agrees, upon Lessor’s request, to sign any document presented by Lessor from time to time to protect Lessor’s rights in the Equipment. LESSEE AND LESSOR EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM OR RELATED TO THIS AGREEMENT OR A LEASE. Lessee agrees to pay Lessor a separately invoiced fee that shall cover Lessor’s documentation and credit approval costs incurred in connection with each Lease. Lessee also agrees to pay Lessor’s attorneys’ fees and out-of-pocket expenses in protecting or enforcing its rights under a Lease. Lessee will pay attorney’s fees and costs of collection, up to the amount permitted by law. Lessor and Lessee agree that legal fees and costs up to twenty percent (20%) of the amount then due under this Lease are reasonable.
     (c) All required notices will be considered to have been given if sent by registered or certified mail or recognized overnight courier service to Lessor at its address stated above and to Lessee at its address stated in the Lease or to such other Place as such addressee may have designated in writing.
     (d) Each Lease constitutes the entire agreement of the parties with respect to the lease of the Equipment and financing of the Software and supersedes all prior oral or written agreements or statements. So long as there is no Default, Lessor shall not interfere with Lessee’s quiet enjoyment of the Equipment or Software. If a provision of a Lease is declared invalid under law, the affected provision will be considered omitted or modified to conform to applicable law. All other provisions will remain in full force and effect.
     (e) If Lessee fails to comply with any provision of a Lease, Lessor has the right, but is not obligated, to have such provision brought into compliance. This right is in addition to Lessor’s right to declare a Default. All expenses incurred by Lessor in bringing about such compliance will be considered additional Rent which is due to Lessor within five (5) days after the date Lessor sends to Lessee a written request for payment.
     (f) In the event of any Default, all overdue payments will bear interest at the Overdue Rate, which is the lower of twenty percent (20%) per annum or the maximum rate allowed by law. Interest will accrue daily until payment in full is received.
     (g) If at Lessee’s request, Lessor agrees in its sole discretion to permit the early termination of any Lease, Lessee agrees to pay Lessor a fee to compensate Lessor for its expenses and for the privilege of so doing.
     (h) All of Lessor’s rights (including indemnity rights) under a Lease survive the Lease’s expiration or termination, and are enforceable by Lessor, its successor and assigns.
     (i) Lessee hereby grants to Lessor the power to sign Lessee’s name and generally act on behalf of Lessee to execute and file financing statements, notices of lien and other documents pertaining to any or all of the Equipment (including the Software).
     THIS AGREEMENT IS BINDING UPON LESSEE AND UPON EXECUTION, BY LESSOR AND IS FOR THE BENEFIT OF THE PARTIES HERETO, AND THEIR PERMITTED SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL BE EFFECTIVE ONLY WHEN APPROVED AND EXECUTED BY LESSOR AT ITS OFFICES IN CONNECTICUT, SHALL BE DEEMED TO BE MADE IN CONNECTICUT AND SHALL BE GOVERNED BY CONNECTICUT LAW, LESSEE AGREES THAT ALL LEGAL ACTIONS IN CONNECTION WITH THIS AGREEMENT MAY, AT LESSOR’S OPTION, TAKE PLACE IN CONNECTICUT. THE TERMS OF EACH LEASE SHOULD BE READ CAREFULLY, BECAUSE ONLY THOSE TERMS INCLUDED HEREIN AND THEREIN AND NOT ANY ORAL PROMISES OR TERMS NOT INCLUDED IN A WRITTEN LEASE ARE ENFORCEABLE. A LEASE MAY NOT BE CHANGED EXCEPT BY WRITTEN AGREEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTY AGAINST WHOM IT IS TO BE ENFORCED. LESSEE IRREVOCABLY GRANTS TO LESSOR THE POWER TO PREPARE, SIGN ON LESSEE’S BEHALF (IF APPLICABLE) AND FILE, ELECTRONICALLY OR OTHERWISE, A FINANCING STATEMENT AND ANY AMENDMENT THERETO OR CONTINUATION THEREOF RELATING TO LESSOR’S INTEREST IN EACH LEASE EXECUTED PURSUANT TO THIS AGREEMENT, THE EQUIPMENT AND SOFTWARE DESCRIBED THEREIN AND THE PROCEEDS THEREOF, ADDING ANY OTHER ITEMS DESCRIBED IN SUCH LEASE, AND CONTAINING ANY OTHER INFORMATION REQUIRED BY THE APPLICABLE UNIFORM COMMERCIAL CODE. THE AUTHORITY GRANTED HEREIN SHALL BE RETROACTIVE TO THE DATE OF ANY FILING MADE BY LESSOR UNDER THE APPLICABLE UNIFORM COMMERCIAL CODE TO EVIDENCE ITS INTEREST IN A LEASE, THE RELATED EQUIPMENT AND SOFTWARE AND THE PROCEEDS THEREOF. LESSEE FURTHER AGREES, UPON LESSOR’S REQUEST, TO EXECUTE OR OTHERWISE AUTHENTICATE ANY DOCUMENT, RECORD OR INSTRUMENT NECESSARY OR EXPEDIENT FOR FILING, RECORDING OR PERFECTING THE INTEREST OF LESSOR IN EACH LEASE EXECUTED PURSUANT TO THIS AGREEMENT, THE EQUIPMENT AND SOFTWARE DESCRIBED THEREIN AND THE PROCEEDS THEREOF.
     NO LEASE ENTERED INTO IN CONNECTION WITH THIS AGREEMENT MAY BE CANCELED PRIOR TO THE EXPIRATION OF THE INITIAL TERM WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. LESSEE WARRANTS TO LESSOR THAT THE EQUIPMENT AND SOFTWARE WILL BE USED FOR BUSINESS OR COMMERCIAL PURPOSES ONLY.

Lessor: AVID FINANCIAL SERVICES	Lessee: NGTV

By:	By:	/s/ Jay Vir

JAY VIR

(Print or Type Name)		(Print or Type Name)

President

(Print or Type Title)		(Print or Type Title)

Date:		Date: 6/23/2005

Social Security or Taxpayer I.D. No.:

Schedule No. 4295303 003
THIS SCHEDULE to Master Lease Agreement dated                                         , 2005 (“Schedule”) incorporates all of the terms of the referenced Master Lease Agreement (“Agreement”). This Schedule and the Agreement as it relates to this Schedule constitutes a lease (“Lease”) for the equipment including the applicable software (collectively referred to as the “Equipment”) described below between AVID FINANCIAL SERVICES (“Lessor”) and the Lessee indicated below. All terms used and not defined in this Schedule have the definitions stated in the Agreement.

A. LESSEE:	LEGAL NAME: TRADE NAME (if any):	NGTV
	ADDRESS:	9944 Santa Monica Blvd. Beverly Hills, California 90212

B. SUPPLIER:	NAME:	Avid Technology One Park West Tewksbury, Massachusetts 08176
C. EQUIPMENT LOCATION:
	Street Address: County: City, State Zip:	9944 Santa Monica Blvd. Los Angeles Beverly Hills, California 90212
D. DESCRIPTION OF EQUIPMENT:

Equipment Type/Model & Serial/ID Numbers		Number of Units
Avid Storage Tek Attached hereto and made a	SGL/Flashnet part hereof.	Avid Unity as more fully described on Exhibit A 1

Equipment Price:	$315,776.00

Sales Tax:	$0.00

Freight:	$0.00

Delivery and installation:	$0.00

Equipment Total Cost:	$315,776.00

E. TRANSACTION TERMS:

Advance Rent:	$20.311.97		Purchase Option (Equipment Only)
Sales Tax:	3.25%		Fair Market Value
Total Advance Rent:	$21,987.70	x	Fixed 0% or Fixed $150.00
Initial Term (# of Months): 36(in Advance)			Fixed Purchase Option in GA, MD, NM, TX, or WI: % Rate
			Casualty Value Percentage 0
Monthly Rent:
	1 at $20,311.97
	34 at $10,155.99
	1 at $0.00
(plus any applicable taxes)
Commitment to Lease expires on 9/23/2005 (“Expiration Date”).
F. ADDITIONAL TERMS (if any):
The fourth sentence of Section 4 (TERM AND RENT) is hereby amended in its entirety to read as follows: “If any Rent (as hereinafter defined) is not paid when due, Lessee agrees to pay a Late charge of ten cents ($0. 10) per dollar on, and in addition to, such Rent, but not exceeding the lawful maximum, if any.”
Lessee’s periodic lease payments are calculated using a lease rate factor (the “Lease Rate Factor”). The Lease Rate Factor is calculated, in part, using an interest rate based on the interest rate for swaps (the “Swap Rate”) that most closely approximates the initial term of the Lease as published in the Federal Reserve Statistical Release H.15 available at http://www,federalreserve,gov/releases/hl5/update/ on 6/23/2005 (the “Initial Rate Date”). The Lease Rate Factor will be held until 7/23/2005 (the “Rate Expiration Date”). If Lessee does not accept the Equipment on or before the Rate Expiration Date, the Lease Rate Factor and Lessee’s periodic lease payment may be adjusted if the Swap Rate as reported four (4) business days prior to acceptance of the Equipment is different than the Swap Rate as reported on the Initial Rate Date. Lessor will notify Lessee if the Lease Rate Factor changes.

If the Lease Commencement Date is not the first or the fifteenth day of any calendar month (a “Payment Date”), the Initial Term shall be extended by the number of days between the Lease Commencement Date and the Payment Date which first occurs after the Lease Commencement Date and Lessee’s first payment will be increased by 1/30th of the Monthly Rent multiplied by the number of days elapsed from the Lease Commencement Date to the day immediately preceding the Payment Date which first occurs after the Lease Commencement Date.
If this is a Type A Lease and the Initial Rate Date occurs on or before December 31st of any calendar year, but the Lease Commencement Date is on or after January 1st of the following calendar year, the Lease Rate Factor and Lessee’s periodic lease payments will be adjusted to preserve Lessor’s after tax economic yields. Lessor will notify Lessee if the Lease Rate Factor changes.
X                    . Payments in Advance — If payments are in advance and the Lease Commencement Date is a Payment Date, the first payment is due on the Lease Commencement Date. If the Lease Commencement Date is after the first but before the fifteenth day of the month, the first payment is due on the fifteenth day of the month of the Lease Commencement Date. If the Lease Commencement Date is after the fifteenth day of the month, the first payment is due on the first day of the month following the Lease Commencement Date.
                    . Payments in Arrears — If payments are in arrears and the Lease Commencement Date is the first day of the month, the first payment is due on the first day of the month following the month of the Lease Commencement Date. If payments are in arrears and the Lease Commencement Date is after the first but before (or on) the fifteenth day of the month, the first payment is due on the fifteenth day of the month following the month of the Lease Commencement Date. If the Lease Commencement Date is after the fifteenth day of the month, the first payment is due on the first day of the second month following the month of the Lease Commencement Date.
If the Total Price of the Equipment described above is $150,000 or less, the following additional terms shall apply to this Lease:
Execution and Delivery of Lease: This Lease will be created and evidenced as follows: (i) Lessor will deliver to Lessee (at the e-mail, facsimile or business address Lessee provides to Lessor) an electronic (e-mail or facsimile) or paper version of each document to be signed by Lessee, including this Lease and any exhibits, addenda, supplements, certificates and any other documents related to this Lease (each, a “Lease Document”); (ii) Lessee will print (if applicable) and manually sign the signature page of each such Lease Document and deliver to Lessor by facsimile or other means the signed signature page; (iii) Lessor will manually sign each signature page so delivered by Lessee (if the Lease Document requires its signature); and (iv) Lessor will attach each fully signed signature page to a printed paper copy of the applicable Lease Document. By so signing and transmitting a Lease Document to Lessor, Lessee confirms its intent to sign such Lease Document and accept its terms. Lessee acknowledges that Lessor is relying upon Lessee’s promise that it has not modified the Lease Document sent to it for signature. Lessor and Lessee intend that each Lease Document produced by this process which contains Lessor’s original manual signature shall be for all purposes (including perfection of security interests and admissibility of evidence) the sole original authenticated Lease Document. Lessor will promptly send Lessee a copy of each fully signed Lease Document and will retain each original authenticated Lease Document, which will be conclusively presumed to be identical to the version signed by Lessee unless Lessee delivers specific written objections thereto within three (3) business days after receipt of such copy.
THIS IS A NON-CANCELABLE LEASE FOR THE TERM INDICATED ABOVE.
The undersigned affirms that he/she is a duly authorized Corporate Officer, Partner or Proprietor of the above named Lessee and has the authority to execute this Lease on its behalf.

LESSOR: AVID FINANCIAL SERVICES	LESSEE:	NGTV

By:	By:	/s/ Jay Vir

JAY VIR

(Print or Type Name)	(Print or Type Name)
President

(Print or Type Title)	(Print or Type Title)

Date of Approval:	Date of Execution: 6-23-2005

Social Security Or Taxpayer ID No.:

EXHIBIT A
NGTV
4295303-003

Part Number	QTY	Description

		Storage Tek
SL85002-0000	1	SL8500 STARTER SYSTEM
SL85002-1RAC	1	1 STD 19IN 6U RACK
SL85002-TSOP	1	TOUCH SCREEN OP PANEL
SL85002-4ROB	1	4 HANDBOT HI PERF ROBOTS
44SB150-0000	1	ACSLS-SUNBLADE 150 WRKSTN
LTO3S85-0000	4	LTO GEN3 DRV FOR SL8500
LTO3S85-HPFC	4	HP LTO FIBRE INTERFACE
10800221	4	LC TO LC DUPLEX 10MTR50/125ASS
ACSLS02-Q010	1	UP TO 1000 SLOTS

		SGL / Flashnet for STK SL8500 Library w/ 4 x LTO3 Drives

0500-03734-01	1	SGL, FLASHNET SERVER SYSTEM IDENTIFIER
“6208	1	LIBRARY MODULE UP TO 250 TAPE CARTRIDGE SLOTS, INCLUDES
6209		SUPPORT FOR 2 TAPE DRIVES
	2	ADDITIONAL DRIVE SUPPORT
9002	1	SGL Server, HP Prollant DL380 G4 Rack Mount Server, Dual 3.0 GHz, 2GB RAM,
		DVD/CDRW Floppy, Dual 72GB 10K, Redundant PS, Windows 2000 Server + 5 CAL
9004	2	DUAL PORT FIBRE-CHANNEL ADAPTER, EMULEX 9002DC
9008	1	INTEL PRO/1000 MF 1000BASE-SX GIGE ADAPTER, LC CONNECTOR
6224	1	AVID PLUG-IN MODULE

		Avid Transfer Manager Server

0500-03471-03	1	Avid Unity TransferManager
0010-06320-01	1	Atto 2Gb Optical Card
0010-06567-01	1	Redundant Power Supply Option for SR2200 Server
0010-04437-02	1	Gigabit Ethernet Kit (Optical GigE card with SC connection and SC-SC cable)
0500-03671-04	1	Transfer Manager (B Stock Demo Gear) J.V.
Does not include fax, installation or shipping

Page _1 _ of _1_	Initialsx /s/ J. V. Date 6/23/2005

Lessor	Avid Financial Services	Incumbency Certificate

Lessee	NGTV	Agreement No.
4295303-003
The Officer who will execute the Lease Documents must sign under Section 2 of the Certificate.
The Secretary or Assistant Secretary certifying to that signature must complete the remaining information (by the  red checks) and sign at the bottom of the Certificate.
1.	I am the duly elected, qualified and acting Secretary or Assistant Secretary of NGTV, a California corporation (“Corporation”); and I am charged with maintaining records, minutes, and seal, if applicable, of the Corporation.

2.	I hereby certify that as of the date hereof, the following named person is and at all [ILLEGIBLE] June 2000 has been properly designated and appointed to the office [ILLEGIBLE] below, that person continues to hold the office at this time and that the signature set forth opposite his or her name is a genuine and accurate specimen of his or her signature.

Print Name of Officer
Executing Lease Documents	Title	Signature of Officer

JAY VIR	President	/s/ JAY VIR
3.	I have the power and authority to execute this Certificate on behalf of the Corporation, and I have so executed this Certificate and set the seal of the Corporation, if applicable, on the 23rd day of June, 2005.

(SEAL)	BY	/s/ Jay Vir

PRINT NAME Jay Vir

CHECK ONE ☑Secretary or ☐ Assistant Secretary

DATE June 23, 2005.

B — Certificate of Acceptance
Annex B to Schedule No. 0.03 Effective Date: (“Schedule”)
Master Lease Agreement Effective Date:
To: AVID FINANCIAL SERVICES (LESSOR):

A. LESSEE	LEGAL NAME:	NGTV
TRADE NAME (if any):
	ADDRESS:	9944 Santa Monica Blvd.
Beverly Hills, California 90212

B. SUPPLIER:	NAME:	Avid Technology
	STREET ADDRESS:	One Park West
	CITY, STATE ZIP:	Tewksbury, Massachusetts 08176

C. EQUIPMENT LOCATION:	STREET ADDRESS:	9944 Santa Monica Blvd.
	COUNTY:	Los Angeles
	CITY, STATE ZIP:	Beverly Hills, California 90212

D. DESCRIPTION OF EQUIPMENT:

Equipment Type/Model/Serial/ID Numbers			Number of Units
Avid Storage Tek	SGL/Flashnet	Avid Unity as more fully described on Exhibit A	1
Attached hereto and made a	part hereof.
LESSEE, THROUGH ITS AUTHORIZED REPRESENTATIVE, CERTIFIES TO LESSOR THAT:
(a)	All the Equipment has been delivered to and inspected by Lessee on the Lease Commencement Date specified below pursuant to the above Schedule and Master Lease Agreement as it relates to such Schedule (the “Lease”);

(b)	Lessee irrevocably accepts the Equipment for lease under the Lease as of the Lease Commencement Date; and

(c)	No event which would allow the Lessor to declare a Default (Section 13 of the Master Lease Agreement) has occurred, and all of the representations and warranties made in the Lease are true as of the Lease Commencement Date.

(d)	Lessee hereby expressly authorizes AVID FINANCIAL SERVICES to Insert the Date of Acceptance/Lease Commencement Date in the space below upon the verbal Instruction of Lessee.

LESSEE; NGTV

By:	/s/ Jay Vir

JAY VIR

(Print or Type Name)

President

(Print or Type Title)

Date of Acceptance/
Lease Commencement Date:

UPON EXECUTION, PLEASE MAIL TO:
AVID FINANCIAL SERVICES
Danbury Operations Center
ATTN: Doreen Pennelia
10 Riverview Drive
Danbury, CT 06810